Exhibit 99.1

Contacts:

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

Alliance Data's LoyaltyOne Business Announces dotz Program Expansion within Brazil’s Northeast Region

New Partners Also Accelerate Growth of National Coalition Loyalty Program

DALLAS,  Nov. 13, 2012  -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, announced that CBSM - Companhia Brasileira De Servicos De Marketing ("Dotz"), operator of Brazil's dotz loyalty program (www.dotz.com.br), in which LoyaltyOne holds a sizeable equity stake, has expanded into Recife, a metropolitan region comprising 8 key cities and with a total population of 3.7 million.

Recife follows on the heels of the expansion into Fortaleza, which dotz entered earlier this year, and both of which are significant metropolitan areas in Brazil’s Northeast region. Recife is the largest city in the metropolitan region with a population of 1.5 million, the largest commercial center and fifth-largest metropolitan area in the State of Pernambuco.

Consumers can collect dotz (points) at a growing number of national and regional sponsors in Brazil. With this latest expansion, the dotz program now operates in five markets in Brazil: Belo Horizonte; Brasilia; Sao Paulo State Interior; Fortaleza; and Recife, with a combined population of more than 18 million people.  To date, excluding Recife, more than 5 million consumers have enrolled in the program, already surpassing the year-end membership goal of 4 million. Additionally, exploring expansion in other regions of Brazil continues to move forward.

New Partners

Dotz also announced new partners joining the successful coalition loyalty program. New partners in the Recife metropolitan region include Dislub, a significant gas and service station chain with a strong presence throughout Brazil’s Northeast region with 170 locations; Nagem, an office and stationary supplier; Jurandir, a household goods and clothing retailer; Tupan, a DIY retailer; and, Esplanda Express, a men’s and women’s boutique fashion retailer.

These new partners join dotz’s existing pillar partners expanding into Recife including Banco do Brasil, one of Brazil’s largest national banks; Ale, one of the nation’s largest gasoline station chains; Bob’s, a national fast food restaurant chain; Atlantica Hotels & Resorts, an upscale hotel chain; L’acqua di Fiori, a cosmetics retailer; and Pague Menos, a leading national Brazilian drug store chain.

"The dotz program is experiencing accelerated momentum," said Bryan Pearson, president of LoyaltyOne. "The expansion of national pillar partners, and the introduction of new regional retailers underscore the significant consumer interest in the program and the member value proposition. We will continue to work closely with the Dotz leadership team to explore new markets, open up new partner categories and drive dotz (point) issuance moving forward.”

"Our presence in five markets and the signing of new partnerships in a relatively brief period of time speaks to the strength of the dotz loyalty program, and is further validation of our expansion strategy," said Roberto Chade, president of Dotz. “We anticipate seeing continued increases in both partner penetration and member participation as we explore the viability and enter new markets throughout Brazil.”

The Coalition Loyalty Model; Geographic Market Opportunity

The dotz coalition loyalty program is similar to the Canadian AIR MILES® Reward Program - consumers can join online or at multiple participating sponsor locations to collect points on their dotz collector cards. Consumers accumulate dotz points through everyday shopping, which can be redeemed for various rewards.

Brazil has the fifth-largest population in the world with more than 190 million citizens (versus approximately 35 million in Canada) and has the characteristics required to host a successful coalition loyalty program.

About LoyaltyOne

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the equity partner of Direxions, a loyalty pioneer headquartered in India and the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.   LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

About CBSM - Companhia Brasileira De Servicos De Marketing ("Dotz")

CBSM - Companhia Brasileira De Servicos De Marketing ("Dotz") is a leading loyalty consulting and services operator in South America and operates dotz (www.dotz.com.br ), named by Jupiter Media Matrix as the "best and largest loyalty program in Latin America." More information is available at www.dotzmarketing.com.br.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America's largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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